Exhibit 99.1

ReShape Lifesciences Announces Fourth Quarter and Year End 2017 Financial Results

San Clemente, CA April 2, 2018 — ReShape Lifesciences Inc. (NASDAQ:RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months and full year ended December 31, 2017.

Recent Highlights and Accomplishments

•                  Achieved revenue of $1.3 million for the full year 2017

•                  Placed 101 vBloc units in 2017, as compared to 63 for the comparable 2016 year, representing a 60% increase year over year

•                  Completed the acquisition of ReShape Medical in October 2017

•                  Announced agreement with Academy Medical to provide ReShape Balloon and ReShape vBloc to Department of Defense facilities in March 2018

•                  Announced that the ReShape Balloon technology was granted employee coverage through a supplemental coverage policy at a multinational telecommunications corporation in December 2017

•                  Announced real-world safety and efficacy study results on ReShape BalloonTM published in the Journal of Clinical Gastroenterology and Hepatology in March 2018

•                  Announced today that it has entered into a securities purchase agreement with certain institutional investors providing for the sale of $6.0 million in a registered direct offering. ReShape Lifesciences expects to receive net proceeds of approximately $5.25 million after deducting placement agent fees and other offering expenses.

“During this past year, our team made significant strides in our business as we proved our ability to develop a solid strategy and to then follow through and execute on that strategy.” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board. “During 2017 we transformed EnteroMedics from a single product company into ReShape Lifesciences, a comprehensive provider of solutions for the obesity continuum of care.  We are excited to now offer our solutions to change the lives of our patients and customers.”

Fourth Quarter 2017 Financial Results

For the three months ended December 31, 2017, the Company reported sales of $794,000 and gross profit totaling $156,000. placed 21 units, primarily from the vBloc Now program, a 91% increase compared to 11 units in the fourth quarter of 2016.  The growth in revenue was attributable to contributions from the acquired ReShape Dual Balloon product of $718,000.

Full Year 2017 Financial Results

For the year ended December 31, 2017, the Company placed 101 vBloc units, primarily for the vBloc Now program, a 60% increase compared to 63 units in 2016.   The Company reported revenues of $1.3 million with gross profit totaling $351,000 in the full year ended December 31, 2017.

As of December 31, 2017, the Company had cash and cash equivalents totaling $10.2 million and it had no debt.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time /4:30 p.m. Eastern Time.

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 4085569. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved ReShape Balloon™ System involves a non-surgical weight loss procedure that uses advanced balloon technology designed to take up room in the stomach to help people with a 30-40 kg/m2 Body Mass Index (BMI) and at least one co-morbidity lose weight. ReShape vBloc™ Therapy, delivered by an FDA-approved pacemaker-like device called the ReShape vBloc System, is designed to help patients with a 40-45 kg/m2, or a 35-39.9 kg/m2 BMI and at least one co-morbidity feel full and eat less by intermittently blocking hunger signals on the vagus nerve. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements about the status of and plans for the completion of the integration of ReShape Medical and BarioSurg into the company and the company’s ability to reduce operating expenses, after accounting for integration related expenses, by roughly 25% to support a target monthly cash burn of approximately $1.8 million per month. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system or ReShape Balloon; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in Exhibit 99.3 of our current report on Form 8-K filed January 31, 2018. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom
Chief Financial Officer

ReShape Lifesciences Inc.
949-429-6680 x106

syoungstrom@reshapelifesci.com

or

Debbie Kaster

Investor Relations

Gilmartin Group
415-937-5403

debbie@gilmartinir.com

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Product sales	$768,257	$141,900	$1,011,377	$786,660
Service and other revenue	25,777	—	275,777	—
Total revenues	794,034	141,900	1,287,154	786,660

Cost of goods sold	637,880	89,406	936,386	431,476
Gross profit	156,154	52,494	350,768	355,184

Operating expenses:
Selling, general and administrative	9,898,236	2,893,228	25,983,547	17,981,525
Research and development	2,188,969	1,289,908	5,775,098	5,169,286
Total operating expenses	12,087,205	4,183,136	31,758,645	23,150,811
Operating loss	(11,931,051)	(4,130,642)	(31,407,877)	(22,795,627)

Other income (expense):
Interest income	966	846	1,066	5,837
Interest expense	(3,874)	(710,629)	(3,874)	(4,104,003)
Warrants expense	—	—	(4,438,149)
Change in value of warrant liability	591	182,562	(283,097)	3,512,816
Change in value of convertible notes payable	—	200,004	—	—
Other, net	1,450	23,405	(652)	20,133
Pretax loss	(11,931,918)	(4,434,454)	(36,132,583)	(23,360,844)

Income tax benefit	2,314,611	—	2,314,611	—
Net loss	$(9,617,307)	$(4,434,454)	$(33,817,972)	$(23,360,844)

Net loss per share - basic and diluted	$(0.45)	$(2.65)	$(3.07)	$(37.53)

Shares used to compute basic and diluted net loss per share	21,209,531	1,672,344	11,022,299	622,431

RESHAPE LIFESCIENCES INC.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2017	2016
ASSETS

Cash, cash equivalents and short-term investments	$10,163	$3,311
Accounts receivable	489	144
Inventory	2,817	1,790
Prepaid expenses and other current assets	468	476
Property and equipment, net	439	201
Goodwill	27,187	—
Intangibles, net	46,153	—
Other assets	989	1,119
Total assets	$88,705	$7,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$1,088	$1,312
Deferred income taxes	5,292
Debt	—	—
Other liabilities	5,958	2,790
Total liabilities	12,338	4,102
Stockholders’ equity	76,367	2,939
Total liabilities and stockholders’ equity	$88,705	$7,041